[Nationwide Defined ProtectionSM Annuity]

CONTRACT SPECIFICATIONS PAGE

CONTRACT INFORMATION

Parties to the Contract	Date of Birth
Contract Owner: [John Doe]	[January 1, 1956]
Joint Owner: [Jane M. Doe]	[December 1, 1961]
Annuitant: [John Q. Doe]	[January 1, 1956]
Contingent Annuitant: [N/A]	[N/A]

Additional Issuing Information
Contract Number: [01-0000000]
Date of Issue*: [March 1, 2020]
Contract Type: [Non-Qualified]
Purchase Payment: [$25,000]
Annuity Commencement Date: [January 1, 2046]

*The increase in the Remaining Preferred Withdrawal Amount resulting from a Long-Term Care Event or Terminal Illness or Injury Event is available one year after the Date of Issue.

SUMMARY OF CONTRACT EXPENSES

Contract Option(s) Elected by the Contract Owner	Additional Charge

[ Standard Death Benefit	None ]

Contingent Deferred Sales Charge (CDSC) and Preferred Withdrawal Percentage:

Number of Completed Contract Years	CDSC Percentage	Preferred Withdrawal Percentage
0	[8.00]%	[7.00]%
1	[8.00]%	[7.00]%
2	[7.00]%	[7.00]%
3	[6.00]%	[7.00]%
4	[5.00]%	[7.00]%
5	[4.00]%	[7.00]%
6+	[0.00]%	[10.00]%

VABB-0120AO.1	i	(Standard) (7/2020)

CONTRACT REQUIREMENTS

Minimum Purchase Payment:	$[25,000]
Minimum Annuity Payment Amount:	$[100]
Maximum Annuitant Age:	[85]
Maximum Contingent Annuitant Age:	[85]
Maximum LTC/TI Eligibility Age:	[80]
Maximum Number of Strategies:	[5]
Minimum Contract Value Amount:	$[5,000]

AVAILABLE CONTRACT OPTIONS

Death Benefit Options	Additional Charge

Standard Death Benefit	None

VABB-0120AO	ii	(Standard) (2/2020)

STRATEGIES

Non-Preferred Withdrawal Adjustment Percentage: [2]%

Default Option: [S&P500/1yr/100%PL/A]

Initial Crediting Factors for the Strategies

Strategy Details may change for future Strategy Terms.

Strategy	Index	Purchase Payment Allocated to Strategy (%)	Index Value on Date of Issue	Length of Strategy Term (Years)	Participation Rate for First Strategy Term	Protection Level	Strategy Spread for First Strategy Term
[[S&P500/1Yr/100%PL/A]	[S&P 500]	[000]%	[1234.56]	[1]	[53]%	[100]%	[2.25]%
[S&P500/1Yr/95%PL/A]	[S&P 500]	[000]%	[1234.56]	[1]	[32]%	[95]%	[0.95]%
[S&P500/1Yr/95%PL/B]	[S&P 500]	[000]%	[1234.56]	[1]	[32]%	[95]%	[0.95]%
[S&P500/1Yr/90%PL/A]	[S&P 500]	[000]%	[1234.56]	[1]	[53]%	[90]%	[2.25]%
[S&P500/1Yr/90%PL/B]	[S&P 500]	[000]%	[1234.56]	[1]	[53]%	[90]%	[2.25]%
[S&P500/3Yr/100%PL/A]	[S&P 500]	[000]%	[1234.56]	[3]	[32]%	[100]%	[0.95]%
[S&P500/3Yr/95%PL/A]	[S&P 500]	[040]%	[123.45]	[3]	[53]%	[95]%	[2.25]%
[S&P500/3Yr/95%PL/B]	[S&P 500]	[000]%	[123.45]	[3]	[53]%	[95]%	[2.25]%

[Continued on the next page]

VABB-0120AO	iii	(Standard) (2/2020)

Strategy	Index	Purchase Payment Allocated to Strategy (%)	Index Value on Date of Issue	Length of Strategy Term (Years)	Participation Rate for First Strategy Term	Protection Level	Strategy Spread for First Strategy Term
[S&P500/3Yr/90%PL/A]	[S&P 500]	[000]%	[123.45]	[3]	[32]%	[90]%	[0.95]%
[S&P500/3Yr/90%PL/B]	[S&P 500]	[000]%	[123.45]	[3]	[32]%	[90]%	[0.95]%
[JPMMOZ2/1Yr/100%PL/A]	[JPMORGAN MOZAIC II]	[000]%	[123.45]	[1]	[53]%	[100]%	[2.25]%
[JPMMOZ2/1Yr/95%PL/A]	[JPMORGAN MOZAIC II]	[000]%	[123.45]	[1]	[32]%	[95]%	[0.95]%
[JPMMOZ2/1Yr/95%PL/B]	[JPMORGAN MOZAIC II]	[000]%	[123.45]	[1]	[32]%	[95]%	[0.95]%
[JPMMOZ2/1Yr/90%PL/A]	[JPMORGAN MOZAIC II]	[000]%	[234.56]	[1]	[53]%	[90]%	[2.25]%
[JPMMOZ2/1Yr/90%PL/B]	[JPMORGAN MOZAIC II]	[000]%	[234.56]	[1]	[53]%	[90]%	[2.25]%
[JPMMOZ2/3Yr/100%PL/A]	[JPMORGAN MOZAIC II]	[060]%	[234.56]	[3]	[32]%	[100]%	[0.95]%
[JPMMOZ2/3Yr/95%PL/A]	[JPMORGAN MOZAIC II]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[JPMMOZ2/3Yr/95%PL/B]	[JPMORGAN MOZAIC II]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[JPMMOZ2/3Yr/90%PL/A]	[JPMORGAN MOZAIC II]	[000]%	[567.89]	[3]	[32]%	[90]%	[0.95]%
[JPMMOZ2/3Yr/90%PL/B]	[JPMORGAN MOZAIC II]	[000]%	[567.89]	[3]	[32]%	[90]%	[0.95]%

[Continued on the next page]

VABB-0120AO	iv	(Standard) (2/2020)

Strategy	Index	Purchase Payment Allocated to Strategy (%)	Index Value on Date of Issue	Length of Strategy Term (Years)	Participation Rate for First Strategy Term	Protection Level	Strategy Spread for First Strategy Term
[MSCIEAFE/1Yr/100%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[1]	[53]%	[100]%	[2.25]%
[MSCIEAFE/1Yr/95%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[1]	[53]%	[95]%	[2.25]%
[MSCIEAFE/1Yr/95%PL/B]	[MSCI EAFE]	[000]%	[567.89]	[1]	[53]%	[95]%	[2.25]%
[MSCIEAFE/1Yr/90%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[1]	[53]%	[90]%	[2.25]%
[MSCIEAFE/1Yr/90%PL/B]	[MSCI EAFE]	[000]%	[567.89]	[1]	[53]%	[90]%	[2.25]%
[MSCIEAFE/3Yr/100%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[3]	[53]%	[100]%	[2.25]%
[MSCIEAFE/3Yr/95%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[MSCIEAFE/3Yr/95%PL/B]	[MSCI EAFE]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[MSCIEAFE/3Yr/90%PL/A]	[MSCI EAFE]	[000]%	[567.89]	[3]	[53]%	[90]%	[2.25]%
[MSCIEAFE/3Yr/90%PL/B]	[MSCI EAFE]	[000]%	[567.89]	[3]	[53]%	[90]%	[2.25]%
[ZEBRAEDGE/1Yr/100%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[1]	[53]%	[100]%	[2.25]%
[ZEBRAEDGE/1Yr/95%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[1]	[53]%	[95]%	[2.25]%
[ZEBRAEDGE/1Yr/95%PL/B]	[NYSE Zebra Edge]	[000]%	[567.89]	[1]	[53]%	[95]%	[2.25]%

[Continued on the next page]

VABB-0120AO	v	(Standard) (2/2020)

Strategy	Index	Purchase Payment Allocated to Strategy (%)	Index Value on Date of Issue	Length of Strategy Term (Years)	Participation Rate for First Strategy Term	Protection Level	Strategy Spread for First Strategy Term
[ZEBRAEDGE/1Yr/90%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[1]	[53]%	[90]%	[2.25]%
[ZEBRAEDGE/1Yr/90%PL/B]	[NYSE Zebra Edge]	[000]%	[567.89]	[1]	[53]%	[90]%	[2.25]%
[ZEBRAEDGE/3Yr/100%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[3]	[53]%	[100]%	[2.25]%
[ZEBRAEDGE/3Yr/95%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[ZEBRAEDGE/3Yr/95%PL/B]	[NYSE Zebra Edge]	[000]%	[567.89]	[3]	[53]%	[95]%	[2.25]%
[ZEBRAEDGE/3Yr/90%PL/A]	[NYSE Zebra Edge]	[000]%	[567.89]	[3]	[53]%	[90]%	[2.25]%
[ZEBRAEDGE/3Yr/90%PL/B]	[NYSE Zebra Edge]	[000]%	[567.89]	[3]	[53]%	[90]%	[2.25]%]

[Continued on the next page]

VABB-0120AO	vi	(Standard) (2/2020)

Crediting Factor Guarantees for the Strategies

Minimum Strategy Term for all Strategies (Years): [1]

Maximum Strategy Term for all Strategies (Years): [3]

Minimum Participation Rate for all Strategies: [5]%

Maximum Strategy Spread Increase for all Strategies: [2]%1

Minimum Protection Level for all Strategies: [75]%

[1]	The Strategy Spread for a Strategy is guaranteed to never be greater than the Strategy’s initial Strategy Spread plus the Maximum Strategy Spread Increase.

VABB-0120AO	vii	(Standard) (2/2020)

[*The “S&P 500” is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. The Product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Product. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Product into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Product or the timing of the issuance or sale of the Product or in the determination or calculation of the equation by which the Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Product. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Product currently being issued by Nationwide, but which may be similar to and competitive with the Product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

VABB-0120AO	viii	(Standard) (2/2020)

[The J.P. Morgan Mozaic IISM Index (“JPMorgan Index”) has been licensed to Nationwide Life Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor Nationwide Defined ProtectionSM Annuity (the “Product”) is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “JPMorgan”). JPMorgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the JPMorgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the JPMorgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. JPMorgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the JPMorgan Index and the referencing of any asset or other factor of any kind in the JPMorgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by JPMorgan and no person should rely upon it as such. JPMorgan does not act as an investment adviser or investment manager in respect of the JPMorgan Index or the Product and does not accept any fiduciary duties in relation to the JPMorgan Index, the Licensee, the Product or any Contract Owner.

The JPMorgan Index has been designed and is compiled, calculated, maintained and sponsored by JPMorgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the JPMorgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. JPMorgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the JPMorgan Index or in any decision to cease doing so.

JPMorgan does not give any representation, warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the JPMorgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the JPMorgan Index, or the use of the JPMorgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the JPMorgan Index is based (and without limitation, JPMorgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and JPMorgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could be deemed to have been given by JPMorgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law, JPMorgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising, including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the JPMorgan Index or in connection with the Product.

The JPMorgan Index is the exclusive property of JPMorgan. JPMorgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the JPMorgan Index and may delegate or transfer to a third party some or all of its functions in relation to the JPMorgan Index.

JPMorgan may independently issue or sponsor other indices or products that are similar to and may compete with the JPMorgan Index and the Product. JPMorgan may also transact in assets referenced in the JPMorgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the JPMorgan Index and the Product.

No actual investment which allowed tracking of the performance of the Index was possible before December 2016. Any hypothetical “back-tested” information provided herein is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the Indices) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions,

VABB-0120AO	ix	(Standard) (2/2020)

estimates and/or data may be materially different from the results presented herein and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Indices. J.P. Morgan expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back-tested” information may be put by any recipient of such information.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.]

VABB-0120AO	x	(Standard) (2/2020)

[The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

VABB-0120AO	xi	(Standard) (2/2020)

[The marks NYSE®, NYSE Arca® are registered trademarks of NYSE Group, Inc., Intercontinental Exchange, Inc. (“ICE”) or their affiliates. The marks Zebra® and Zebra EdgeTM are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by NYSE under license and agreement.

ICE owns all intellectual and other property rights to the NYSE® Zebra Edge™ Index (the “Index”), including the composition and the calculation of the Index, excluding the concept, methodology, formulas and algorithms for the Index. Zebra Capital Management, LLC owns all intellectual and other property rights to the concept, methodology, formulas and algorithms for the Index, which are being used by NYSE Group, Inc. under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, “Zebra”).

The Index has been licensed by NYSE Group, Inc. (together with its subsidiaries and affiliates, “NYSE”) to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life Insurance Company (“Nationwide”). Neither Nationwide nor the Product is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, NYSE or UBS. Neither Zebra, NYSE nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.

The Index and other information disseminated by NYSE are for informational purposes only, are provided on an “as is” basis, and are not intended for trading purposes. Neither Zebra nor NYSE makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. NYSE does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.

The Index (including the concept, methodology, formulas and algorithms therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, NYSE and UBS may independently issue and/or sponsor other indices and products that are similar to and/or may compete with the Index and the Product. Zebra, NYSE and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.

None of Zebra, NYSE or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the concept, methodology, formulas or algorithms for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, NYSE, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, NYSE or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them.]

VABB-0120AO	xii	(Standard) (2/2020)